UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 9, 2006
WOLVERINE TUBE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12164 (Commission File Number)	63-0970812 (IRS Employer Identification No.)

200 Clinton Avenue West, Suite 1000 Huntsville, Alabama (Address of principal executive offices)	35801 (Zip Code)
Registrant’s telephone number, including area code: (256) 353-1310
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement
Item 7.01	Regulation FD Disclosure
Item 9.01	Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
10.1 AMENDMENT NO. 1 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT
10.2 AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AGREEMENT
99.1 PRESS RELEASE
Ex-10.1 Amendment No. 1 to Amended and Restated Receivables Purchase Agreement
Ex-10.2 Amendment No. 5 to Amended and Restated Credit Agreement
Ex-99.1 Press Release

Item 1.01 Entry into a Material Definitive Agreement; and
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement.
     On June 9, 2006, Wolverine Tube, Inc. (the “Company”) amended its receivables sale facility, increasing the maximum amount available thereunder, pursuant to Amendment No. 1 to Amended and Restated Receivables Purchase Agreement, effective as of June 9, 2006, among DEJ 98 Finance, LLC (“DEJ 98 Finance”), Wolverine Finance, LLC, a wholly owned subsidiary of the Company (“Wolverine Finance”), the Company, Variable Funding Capital Company LLC (“VFCC”), an affiliate of Wachovia Bank, National Association (“Wachovia”), CIT Group/Business Credit, Inc. (“CIT/BC”), individually and as co-agent, and Wachovia, individually and as agent (the “RPA Amendment”). The RPA Amendment further amends the Amended and Restated Receivables Purchase Agreement, dated as of April 4, 2006, among DEJ 98 Finance, Wolverine Finance, the Company, VFCC, CIT/BC, Wachovia and certain other purchasers (“Liquidity Banks”) from time to time party thereto (“the Purchasers”), CIT/BC as co-agent and Wachovia, as agent (the “Amended and Restated RPA”).
     The terms of the RPA Amendment include:
•	the increase of the Purchase Limit from $70 million to $90 million; and

•	the increase of the portion of the new $90 million Purchase Limit funded by CIT/BC from $25 million to $45 million.
     As of June 12, 2006, utilization of the receivables sale facility was approximately $82 million, leaving approximately $8 million in additional availability thereunder after giving effect to the RPA Amendment.
     A copy of the RPA Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The remaining terms of the Amended and Restated RPA, which remain unchanged by the RPA Amendment, are described in the Company’s Form 8-K filed with the Securities and Exchange Commission on April 11, 2006, which is incorporated herein by reference.
     Also on June 9, 2006, the Company amended its secured revolving credit facility pursuant to Amendment No. 5 to Amended and Restated Credit Agreement, dated as of June 9, 2006, among the Company and its U.S. subsidiaries (the “Borrowers”), the lenders named therein and Wachovia, as administrative agent (the “Credit Agreement Amendment”). The Credit Agreement Amendment further amends the Amended and Restated Credit Agreement, dated as of April 28, 2005, among the Borrowers, the lenders named therein and Wachovia (as previously amended, the “Credit Agreement”). The Credit Agreement Amendment revised the Credit Agreement to permit the amendment to the receivables sale facility described above.

     A copy of the Credit Agreement Amendment is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The remaining terms of the Credit Agreement, which remain unchanged by the Credit Agreement Amendment, are described in the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Liquidity Facilities—Secured Revolving Credit Facility in the Company’s Form 10-Q for the quarter ended April 2, 2006, which section is incorporated herein by reference.
     Wachovia, the agent and, along with its affiliate, a liquidity provider under the receivables sale facility and the administrative agent and a lender under the secured revolving credit facility, also serves as the indenture trustee, paying agent and registrar for the Company’s 7-3/8% Senior Notes due 2008 and 10-1/2% Senior Notes due 2009, issued on March 27, 2002, as well as the transfer agent for the Company’s common stock and administrator of the Company’s stock plans.
Item 7.01 Regulation FD Disclosure.
     On June 12, 2006, the Company issued a press release announcing the increase of availability under its receivables sale facility. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Amended and Restated Receivables Purchase Agreement, effective as of June 9, 2006, among DEJ 98 Finance, LLC, Wolverine Finance, LLC, the Company, Variable Funding Capital Company LLC, CIT Group/Business Credit, Inc., individually and as co-agent, and Wachovia Bank, National Association, individually and as agent.

10.2	Amendment No. 5 to Amended and Restated Credit Agreement, dated as of June 9, 2006, among the Company and its U.S. subsidiaries, the lenders named therein and Wachovia Bank, National Association, as administrative agent.

99.1	Press release, dated June 12, 2006, issued by the Company announcing the increase of availability under its receivables sale facility.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Dated: June 13, 2006

WOLVERINE TUBE, INC.

By:	/s/ James E. Deason

James E. Deason
Senior Vice President,
Chief Financial Officer and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Amended and Restated Receivables Purchase Agreement, effective as of June 9, 2006, among DEJ 98 Finance, LLC, Wolverine Finance, LLC, the Company, Variable Funding Capital Company LLC, CIT Group/Business Credit, Inc., individually and as co-agent, and Wachovia Bank, National Association, individually and as agent.

10.2	Amendment No. 5 to Amended and Restated Credit Agreement, dated as of June 9, 2006, among the Company and its U.S. subsidiaries, the lenders named therein and Wachovia Bank, National Association, as administrative agent.

99.1	Press release, dated June 12, 2006, issued by the Company announcing the increase of availability under its receivables sale facility.